Exhibit 99.1
Western Iowa Energy, LLC 1220 S. Center Street — PO Box 399 – Wall Lake, IA 51466 phone 712-664-2173 – fax 712-664-2183 www.westerniowaenergy.com
March 30, 2011
Dear Western Iowa Energy Members:
Western Iowa Energy (WIE) is holding an informational meeting for members for the purpose of describing the reclassification of its membership units and the differences in rights among the classes of units following the transaction. This informational meeting will be held at the Wall Lake Community Center, 202 West 2nd Street, Wall Lake, Iowa, on April 11, 2011 at 7:00 p.m. Registration will begin at 6:00 p.m. Please plan on attending. This meeting will be for informational purposes only, and no member vote will be conducted at the informational meeting. WIE expects to hold another member meeting to vote on reclassification during the summer. You will be provided with a copy of a detailed proxy statement prior to the special member meeting to help you better understand the reclassification transaction. Enclosed with this letter please find a summary description of the expected differences in rights among the classes of units following the transaction. These proposed differences are subject to change prior to the member vote.
WIE previously announced a limited “trading window” closing on May 2, 2011, during which members may transfer units prior to the reclassification if desired. The Board of Directors has extended the closing date of the trading window to May 16, 2011. Therefore, members may continue to trade membership units through that date. The trading window closing date may be extended again by the Board in its discretion. Following the closing date of the trading window, all unit sales and transfers will be suspended until further notice or until the completion of the reclassification, whichever occurs first.
Finally, WIE will hold its annual meeting on June 20, 2011. At this meeting, the company’s members will elect two directors. As a reminder, you may nominate candidates for director by following the process set forth in Section 5.3(b) of the company’s Operating Agreement. Among other requirements, nominations must be received no later than 60 days prior to the annual meeting. Accordingly, we must receive original complete petitions no later than 5:00 p.m. on April 21, 2011.
Thank you for your continued support. We are optimistic about the future of WIE and the biodiesel industry. If you have any questions, please feel free to contact the members of the Board.
Sincerely,
The Board of Directors,
Western Iowa Energy, LLC

This letter is not a proxy statement or a solicitation of proxies from the holders of membership units of the company. Any solicitation of proxies will be made only by the definitive proxy statement of the company, which will be sent to the holders of membership units of the company when available. Members of the company are urged to read the proxy statement and appendices thereto, when available, because they will contain important information about the company and the proposed reclassification of membership units. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed by the company with the SEC from the SEC’s website at www.sec.gov.
WIE and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the company’s membership units in connection with the proposed reclassification of membership units. Information about the directors and executive officers of WIE is set forth in the proxy statement for WIE’s 2010 annual meeting of members, as filed with the SEC on a Schedule 14A on April 30, 2010.
This letter contains historical information, as well as forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance, or our extended future operations and actions. These forward-looking statements are only our predictions based on current information and involve numerous assumptions, risks and uncertainties. Our actual results or actions may differ materially from these forward-looking statements for many reasons, including the reasons described in our filings with the Securities and Exchange Commission. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this letter. We qualify all of our forward-looking statements by these cautionary statements.

Summary of Expected Differences in Rights Following Reclassification Transaction
Western Iowa Energy, LLC (WIE) is proposing reclassifying its membership units into three classes, Class A, Class B, and Class C, in order to deregister the company’s membership units with the United States Securities and Exchange Commission. The unit reclassification would be based on the number of membership units owned by each member on the date of the reclassification. Class A would be comprised of members that own 40 or more units, Class B would be comprised of members that own 21 to 39 units, and Class C would be comprised of members that own 20 or fewer units. The reclassification would be accomplished pursuant to the members’ adoption of a Second Amended and Restated Operating Agreement. The following table summarizes the expected differences in rights among the classes of units following the reclassification. These proposed differences are subject to change prior to the member vote on the reclassification transaction.

	Class A	Class B	Class C

Voting Rights	Class A Members are entitled to vote on: (i) the election of directors, (ii) any amendments to the Second Amended and Restated Operating Agreement and (iii) all other matters requiring the consent of members under the Second Amended and Restated Operating Agreement and Iowa law.	Class B Members are entitled to vote only on: (i) the election of directors, (ii) those amendments to the Second Amended and Restated Operating Agreement that modify the rights of Class B Members, (iii) dissolution, merger and dispositions of all or substantially all assets, and (iv) any other matters that require a vote of at least a majority of the outstanding Units under Iowa law.	Class C Members are entitled to vote only on: (i) those amendments to the Second Amended and Restated Operating Agreement that modify the rights of Class C Members, (ii) dissolution, merger and dispositions of all or substantially all assets, and (iii) any other matters that require a vote of at least a majority of the outstanding Units under Iowa law.

Right to Propose Amendments to the Operating Agreement	Any Class A Member may propose amendments to the Second Amended and Restated Operating Agreement.	Class B Members holding at least 10% of the Class B Units may propose amendments to the Second Amended and Restated Operating Agreement.	Class C Members may not propose amendments to the Second Amended and Restated Operating Agreement.

Right to Nominate Directors	Any Class A Member may nominate persons to serve as directors.	Class B Members holding at least 10% of the Class B Units may nominate persons to serve as directors.	Class C Members may not nominate persons to serve as directors.

Right to Call Member Meetings	Class A Members holding at least 10% of the outstanding Units of all classes are entitled to call a meeting of members.	Class B Members holding at least 15% of the outstanding Units of all classes are entitled to call a meeting of members.	Class C Members holding at least 20% of the outstanding Units of all classes are entitled to call a meeting of members.

Right to Serve as Tax Matters Member	Class A Members are eligible to act as the tax matters member.	Class B Members are not eligible to act as the tax matters member.	Class C Members are not eligible to act as the tax matters member.

	Class A	Class B	Class C

Maximum Ownership Limitations	Class A Members may not directly or indirectly own or control more than 40% of the issued and outstanding Units at any time.	Class B Members are not subject to ownership limitations with respect to Class B Units.	Class C Members are not subject to ownership limitations with respect to Class C Units.

Transfer Rights	All transfers, other than certain permitted transfers, require prior approval of the Board of Directors which can withhold approval for any reason. Transfers to other Class A Members would not require prior Board of Directors approval.	Transfers do not require approval of the Board of Directors provided that either (i) the transferor is transferring all such transferor’s Class B Units to a single transferee and following such transfer, the transferee does not own or control more than 5% of the outstanding Class B Units, or (ii) the transferor is transferring Class B Units to a Class B Member and following such transfer, the transferee does not own or control more than 5% of the outstanding Class B Units. Transfers that would otherwise be permitted may be deferred but only to the extent necessary to avoid negative income tax consequences for the Company or if the transfer would result in 500 or more holders of Class B Units.	Transfers do not require approval of the Board of Directors provided that either (i) the transferor is transferring all such transferor’s Class C Units to a single transferee and following such transfer, the transferee does not own or control more than 5% of the outstanding Class C Units, or (ii) the transferor is transferring Class C Units to a Class C Member and following such transfer, the transferee does not own or control more than 5% of the outstanding Class C Units. Transfers that would otherwise be permitted may be deferred but only to the extent necessary to avoid negative income tax consequences for the Company or if the transfer would result in 500 or more holders of Class C Units.

Sharing of Profits and Losses	Class A Members will be allocated profits and losses of the Company on a pro rata basis with all other members.	Class B Members have the same rights as Class A Members.	Class C Members have the same rights as Class A Members.

Right to Participate in Distributions	Class A Members will share in any cash distributions declared by the directors on a pro rata basis with all other members.	Class B Members have the same rights as Class A Members.	Class C Members have the same rights as Class A Members.

Liquidation Rights	Class A Members will share in any distributions of assets upon the Company’s liquidation on a pro rata basis with all other members.	Class B Members have the same rights as Class A Members.	Class C Members have the same rights as Class A Members.

Information Rights	Class A Members are entitled to receive financial reports and to access and copy certain information concerning the Company’s business.	Class B Members have the same rights as Class A Members.	Class C Members have the same rights as Class A Members.

The proposed Second Amended and Restated Operating Agreement will also contain certain amendments unrelated to the reclassification of the company’s membership units. Some of these amendments are related to the State of Iowa’s adoption of the Revised Uniform Limited Liability Company Act (the “Revised Act”), to which WIE became subject as of January 1, 2011. These changes include defining the scope of our directors’ fiduciary duties as permitted by the Revised Act and amending the events for which indemnification of our directors and officers is not permitted so that such events mirror the provisions of the Revised Act. The proposed Second Amended and Restated Operating Agreement will also contain other amendments, such as permitting notices to members, including notices of member meetings, to be made by email if a member provides an email address in writing to the company.
This summary is not intended to be an exhaustive list of all proposed amendments to WIE’s operating agreement. This summary is not a proxy statement or a solicitation of proxies from the holders of membership units of the company. Any solicitation of proxies will be made only by the definitive proxy statement of the company, which will be sent to the holders of membership units of the company when available. Members of the company are urged to read the proxy statement and appendices thereto, when available, because they will contain important information about the company and the proposed reclassification of membership units. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed by the company with the SEC from the SEC’s website at www.sec.gov.
WIE and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the company’s membership units in connection with the proposed reclassification of membership units. Information about the directors and executive officers of WIE is set forth in the proxy statement for WIE’s 2010 annual meeting of members, as filed with the SEC on a Schedule 14A on April 30, 2010.